SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) August 16, 2004
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ___________________

Item 5 - Other Events and Regulation FD Disclosure

     On August 17, 2004, S&T Bancorp, Inc. announced that James C. Miller has been named Chairman of both the S&T Bancorp, Inc. and S&T Bank Boards of Directors. Todd Brice was named President of both S&T Bancorp, Inc. and S&T Bank. Both appointments were made at the August 16, 2004 Board of Directors meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7 - Financial Statements, Proforma Financial Information and Exhibits (c) Exhibits (99.1) Press Release
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
August 17, 2004	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Executive Vice President, Chief Financial Officer and Secretary